Exhibit 10.2

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT, dated as of December 21, 2010 (as the same may from time to time be further amended, restated, supplemented or otherwise modified, this "Agreement"), is entered into by and between IGI Laboratories, Inc a corporation organized and existing under the laws of the State of Delaware (the “Borrower” or the “Grantor” or the “Company”), and Amzak Capital Management, LLC, a limited liability company organized and existing under the laws of the State of Nevada (the “Lender” or “Amzak”).

RECITALS:

(1)    Reference is made to that certain Credit Agreement, dated as of even date herewith, between Amzak and the Borrower, as it may be amended and restated or modified from time to time (the "Credit Agreement").

(2)    The obligation of the Lender to make the Advances under the Credit Agreement is subject to the condition, among others, that the Grantor has entered into this Pledge and Security Agreement to secure the obligations of the Borrower (as defined in the Credit Agreement) to the Lender under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) and otherwise as more fully described herein in the manner set forth herein.

(3)    The Grantor will obtain benefits from the Credit Agreement and, accordingly, desires to execute this Agreement to satisfy the conditions described in the preceding paragraph and to induce the Lender to extend credit pursuant to the Credit Agreement and the other Loan Documents.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and the other benefits accruing to the Grantor, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby: (i) makes the following representations and warranties to the Lender and (ii) covenants and agrees with the Lender (as defined below) as follows:

1. DEFINITIONS AND TERMS

1.1 Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement. Unless otherwise defined herein, all terms used herein and defined in the UCC shall have the same definitions herein as specified therein; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term shall have the meaning specified in Article 9 of the UCC.

1.2 Additional Defined Terms. The following terms shall have the meanings specified herein unless the context otherwise requires:

"Account" means any "account," as such term is now or hereafter defined in the UCC.

"Account Debtor" means any "account debtor," as such term is now or hereafter defined in the UCC.

"Accounts Receivable" means (a) all Accounts, now existing or hereafter arising; and (b) without limitation of the foregoing, in any event includes, without limitation, (i) all right to a payment, whether or not earned by performance, for Goods or other property (other than Money) that has been or is to be sold, consigned, leased, licensed, assigned or otherwise disposed of, for services rendered or to be rendered, for a policy of insurance issued or to be issued, for a suretyship obligation incurred or to be incurred, for energy provided or to be provided, or for the use or hire of a vessel under a charter or other contract whether due or to become due, whether or not it has been earned by performance, and whether now existing or hereafter acquired or arising in the future, including Accounts Receivable from employees and Affiliates of Grantor, (ii) all rights evidenced by an Account, invoice, purchase order, requisition, bill of exchange, note, contract, security agreement, lease, chattel paper, or any evidence of indebtedness or security related to the foregoing, (iii) all security pledged, assigned, hypothecated or granted to or held by a Grantor to secure the foregoing, (iv) all guarantees, letters of credit, banker's acceptances, drafts, endorsements, credit insurance and indemnifications on, for or of, any of the foregoing, including all rights to make drawings, claims or demands for payment thereunder, and (v) all powers of attorney for the execution of any evidence of indebtedness, guaranty, letter of credit or security or other writing in connection therewith.

"Agreement" has the meaning provided in the first paragraph of this Agreement.

“As-Extracted Collateral" means any "as-extracted collateral," as such term is now or hereafter defined in the UCC.

"Chattel Paper" means any "chattel paper," as such term is now or hereafter defined in the UCC.

"Collateral" has the meaning provided in Section 2.1.

"Collateral Account" means any Controlled Deposit Account.

"Collateral Concentration Account" means a cash collateral Deposit Account established in trust for the Lender, and under the sole dominion and control of the Borrower, for the benefit of the Lender.

"Collateral Documents" shall mean the Security Documents, together with all other documents, instrument or agreements executed in connection with the Security Documents, or in connection with any security interest or Lien granted, or otherwise obtained, on or in connection with the Collateral, or any part thereof.

"Commercial Tort Claim" means any "commercial tort claim," as such term is now or hereafter defined in the UCC.

"Company" has the meaning provided in the first paragraph of this Agreement.

"Contract Rights" means all rights of the Grantor under or in respect of a Contract, including, without limitation, all rights to payment, damages, liquidated damages, and enforcement.

"Contracts" means all contracts, agreements or other writings between a Grantor and one or more additional parties.

"Control" or "control" means (a) when used with respect to any Security or Security Entitlement, the meaning specified in Section 8-106 of the UCC, and (b) when used with respect to any Deposit Account, the meaning specified in Section 9-104 of the UCC.

"Control Agreement" means a Deposit Account Control Agreement.

"Controlled Deposit Account" means a Deposit Account that is subject to a Deposit Account Control Agreement.

"Copyrights" means any U.S. copyright rights to which the Grantor now or hereafter has title, as well as any application for a U.S. copyright hereafter made by the Grantor.

"Credit Agreement" has the meaning provided in the Recitals of this Agreement.

"Deposit Account" means any "deposit account," as such term is now or hereafter defined in the UCC.

"Deposit Account Control Agreement" means, with respect to a Deposit Account of a Grantor, a Deposit Account Control Agreement, in such form as may have been agreed to by the Lender, among the Grantor, the Lender and the relevant Depositary Bank, as each may be amended, restated or modified from time to time.

"Depositary Bank" means a bank at which a Deposit Account is maintained.

"Document" means any "document," as such term is now or hereafter defined in the UCC.

"Equipment" means any "equipment," as such term is now or hereafter defined in the UCC.

"Equity Interests" means (a) all of the issued and outstanding shares of all classes of capital stock of any corporation at any time directly owned by the Grantor and the certificates representing such capital stock, (b) all of the membership interests in a limited liability company at any time owned or held by the Grantor, and (c) all of the equity interests in any other form of organization at any time owned or held by the Grantor.

"Financial Assets" means any "financial asset," as such term is now or hereafter defined in the UCC.

"Fixtures" means any "fixtures," as such term is now or hereafter defined in the UCC.

“Foreign Subsidiary” means any Subsidiary not organized under the laws of a jurisdiction located in the United States.

"General Intangibles" means any "general intangibles," as such term is now or hereafter defined in the UCC.

"Goods" means any "goods," as such term is now or hereafter defined in the UCC.

"Governing Documents” means all agreements and instruments evidencing or relating to investments in, ownership, voting or disposition of, any of the Pledged Collateral.

"Grantor” has the meaning provided in the first paragraph of this Agreement.

"Grantor Customer" means any retail or other customer of a Grantor, together with any subsidiary of such customer.

"Instrument" means any "instrument," as such term is now or hereafter defined in the UCC.

"Intellectual Property" means (a) all Trademarks; (b) all Patents; (c) all Copyrights; and (d) all computer programs and software applications and source code of the Grantor and all intellectual property rights therein and all other Proprietary Information of the Grantor, including, but not limited to, Trade Secrets.

"Inventory" means (a) any "inventory," as such term is now or hereafter defined in the UCC; and (b) without limitation of the foregoing, and in all cases shall include, but shall not be limited to, all merchandise and other Goods held for sale or lease, or furnished or to be furnished under contracts for service, including, without limitation, (i) raw materials, (ii) works in process, (iii) finished goods, (iv) products made or processed, (v) intermediates, (vi) packing materials, (vii) shipping materials, (viii) labels, (ix) semi-finished inventory, (x) scrap inventory, (xi) spare parts inventory, (xii) manufacturing supplies, (xiii) consumable supplies, (xiv) other substances commingled therewith or added thereto, and (xv) all such Goods that have been returned, reclaimed, repossessed or exchanged.

"Investment Property" means any "investment property," as such term is now or hereafter defined in the UCC.

"Issuer" means the issuer of any Pledged Collateral.

"Lender" has the meaning provided in the Recitals of this Agreement.

"Letter of Credit Rights" means any "letter of credit rights," as such term is now or hereafter defined in the UCC.

"Minerals" means any "minerals," as such term is now or hereafter defined in the UCC.

"Money" means any "money," as such term is now or hereafter defined in the UCC.

"Patents" means any U.S. patent to which the Grantor now or hereafter has title, as well as any application, registrations and recordings for a U.S. patent now or hereafter made by a Grantor.

"Payment Intangible" means any "payment intangible," as such term is now or hereafter defined in the UCC.

"Permits" means, to the extent permitted to be assigned, pledged or otherwise disposed of by the terms thereof or by applicable Law, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any Governmental Authority.

"Pledged Collateral" means the Pledged Equity Interests.

"Pledged Entity" means the Issuer of any Pledged Equity Interests.

"Pledged Equity Interests" means, all of the Equity Interests now owned or hereafter acquired by the Grantor, and all of Grantor's other rights, title and interests in, or in any way related to, the Pledged Entity to which any of such Equity Interests relate, including, without limitation: (a) all additional Equity Interests hereafter from time to time acquired by the Grantor in any manner, together with all dividends, cash, instruments and other property hereafter from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests and in all profits, losses and other distributions to which the Grantor shall at any time be entitled in respect of any such Equity Interests; (b) all other payments due or to become due to the Grantor in respect of any such Equity Interest, whether under any partnership agreement, limited liability company agreement, other agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise; (c) all of its claims, rights, powers, privileges, authority, puts, calls, options, security interests, liens and remedies, if any, under any partnership agreement, limited liability company agreement, other agreement or at law or otherwise in respect of any such Equity Interests; (d) all present and future claims, if any, of the Grantor against any such Pledged Entity for moneys loaned or advanced, for services rendered or otherwise; (e) all of the Grantor's rights under any partnership agreement, limited liability company agreement, other agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of the Grantor relating to any such Equity Interests; (f) all other property hereafter delivered in substitution for or in addition to any of the foregoing; (g) all certificates and instruments representing or evidencing any of the foregoing; and (h) all cash, securities, interest, distributions, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof.

"Proceeds" means (a) any "proceeds," as such term is now or hereafter defined in the UCC; and (b) without limitation of the foregoing and in all cases, and includes, but is not limited to, (i) whatever is acquired upon the sale, lease, license, exchange, or other disposition of any Collateral, (ii) whatever is collected on, or distributed on account of, any Collateral, (iii) rights arising out of any Collateral, (iv) claims arising out of the loss or nonconformity of, defects in, or damage to any Collateral, (v) claims and rights to any proceeds of any insurance, indemnity, warranty or guaranty payable to the Grantor (or the Lender, as assignee, loss payee or an additional insured) with respect to any of the Collateral, (vi) claims and rights to payments (in any form whatsoever) made or due and payable to the Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (vii) all cash, Money, checks and negotiable instruments received or held on behalf of the Lender pursuant to any lockbox or similar arrangement relating to the payment of Accounts Receivable or other Collateral, and (viii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

"Products" means any "products," as such term is now or hereafter defined in the UCC.

"Promissory Notes" means any "promissory note," as such term is now or hereafter defined in the UCC.

"Proprietary Information" means all information and know-how worldwide, including, without limitation, technical data; manufacturing data; research and development data; data relating to compositions, processes and formulations, manufacturing and production know-how and experience; management know-how; training programs; manufacturing, engineering and other drawings; specifications; performance criteria; operating instructions; maintenance manuals; technology; technical information; software; computer programs; engineering and computer data and databases; design and engineering specifications; catalogs; promotional literature; financial, business and marketing plans; and inventions and invention disclosures.

"Reporting Date" has the meaning provided in Section 4.8(a).

"Scan-Based Inventory" means all Inventory of the Grantor delivered to, or otherwise physically located on the premises owned, leased, controlled, occupied and/or otherwise used by, the Grantor Customer on a consignment or similar basis for the purpose of the ultimate sale of such Inventory to the Grantor Customer or by Grantor Customer to its customers on behalf of Grantor. Scan-Based Inventory shall include all Inventory sold by a Grantor to a Grantor Customer that was repurchased by a Grantor in order to convert the relationship with Grantor Customer to a scan-based trading relationship where such repurchased Inventory was thereafter intended to be held by Grantor Customer on a consignment basis as contemplated by the immediately preceding sentence.

"Secured Creditor Documents" means, collectively, the Loan Documents, together with all other documents, instruments or agreements executed and delivered in connection with the foregoing, in the case as the same may from time to time be amended, restated, supplemented or otherwise modified.

"Secured Creditor" means the Lender and the respective successors and assigns of the of the foregoing.

"Secured Obligations" mean the Obligations (as defined in the Credit Agreement) of the Borrower.

"Security" means any "security," as such term is now or hereafter defined in the UCC.

"Security Agreement Joinder" means a joinder supplement to this Agreement in a form acceptable to the Lender.

"Security Entitlement" means any "security entitlement," as such term is now or hereafter defined in the UCC.

"Security Interest" means the security interest granted by a Grantor and/or by all Grantors, as applicable, pursuant to Section 2.1.

"Supporting Obligations" means any "supporting obligation," as such term is now or hereafter defined in the UCC.

"Trademarks" means any trademarks and service marks now held or hereafter acquired by a Grantor to which a Grantor has title, which are registered in the United States Patent and Trademark Office, as well as any unregistered marks used by a Grantor in the United States, including logos and/or designs that are incorporated as part of any of these registered or unregistered marks, and with the applications, registrations and recordings, together with the goodwill of the business of Grantor connected with or symbolized by any of the foregoing.

"Trade Secrets" means any secretly held existing engineering and other data, information, production procedures, techniques, and other know-how or other general intangibles of like nature relating to the design, manufacture, assembly, installation, use, operation, marketing, sale and servicing of any products or business of a Grantor worldwide whether written or not written.

"UCC" means, unless the context indicates otherwise, the Uniform Commercial Code, as at any time adopted and in effect in the State of New York, specifically including and taking into account all amendments, supplements, revisions and other modifications thereto.

2. SECURITY INTERESTS

2.1 Grant of Security Interests. As security for the prompt and complete payment and performance when due of the Secured Obligations, the Grantor does hereby pledge and collaterally assign unto the Lender, and does hereby grant for the benefit of the Secured Creditor, a continuing security interest in, all of the right, title and interest of the Grantor in, to and under all of the following of the Grantor, whether now existing or hereafter from time to time arising or acquired and wherever located (collectively, the "Collateral"):

(i) all Accounts, including, without limitation, each and every Account Receivable;

(ii) all Goods;

(iii) all Inventory;

(iv) all Equipment;

(v) all Documents;

(vi) all Instruments;

(vii) all Chattel Paper;

(viii) all Money;

(ix)    all Deposit Accounts, including, but not limited to, the Collateral Concentration Account and all Controlled Deposit Accounts, together with all monies, securities and instruments at any time deposited in any such Deposit Account or otherwise held for the credit thereof;

(x) all Financial Assets credited therein from time to time, and all Financial Assets, monies, securities, cash and other property held therein or credited thereto;

(xi) all Investment Property;

(xii) all Fixtures;

(xiii) all As-Extracted Collateral, including, without limitation, all Minerals;

(xiv) all General Intangibles, including, but not limited to, all Contract Rights;

(xv) all Commercial Tort Claims;

(xvi) all Letter of Credit Rights;

(xvii) all Payment Intangibles;

(xviii) all Promissory Notes;

(xix) all Supporting Obligations;

(xx) all Permits;

(xxi)    all other items, kinds and types of personal property, tangible or intangible, of whatever nature, and regardless of whether the creation or perfection or effect of perfection or non-perfection of a security interest therein is governed by the UCC of any particular jurisdiction or by any other applicable law;

(xxii) all additions, modifications, alterations, improvements, upgrades, accessions, components, parts, appurtenances, substitutions and/or replacements of, to or for any of the foregoing; and

(xxiii) Proceeds and Products of any and all of the foregoing.

(b) Excluded Property. Notwithstanding anything in Section 2.1 or elsewhere in this Agreement to the contrary, there is specifically excluded from the Security Interest, and the term Collateral shall not include: (i) any Equipment or Goods that is subject to a "purchase money security interest," as such term is now or hereafter defined in the UCC, which (x) constitutes a Permitted Lien under the Credit Agreement and (y) prohibits the creation by the Grantor of a security interest therein, unless the holder thereof has consented to the creation of such a security interest; (ii) any lease, license, contract, property rights or agreement to which Grantor is a party or any of its rights or interests thereunder, or assets related thereto, if and for so long as the grant of such security interest or lien shall constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of the Grantor therein or (B) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement of any relevant jurisdiction or any other applicable law (including the U. S. Bankruptcy Code) or principles of equity), provided, however, that such security interest or lien shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement, or such asset related thereto, that does not result in any of the consequences specified in (A) or (B) above; (iii) any Inventory owned by the Grantor that contains or utilizes a patent, trademark or copyright the use of which has been licensed to Grantor under a license described under clause (ii), which license prohibits Liens on such Inventory, provided, however, that such security interest or lien shall attach to such Inventory immediately at such time as the condition prohibiting such Lien shall be waived by the licensor of such license or otherwise remedied; and (iv) any Intellectual Property.

2.2 No Assumption of Liability. The Security Interest of the Grantor is granted as security only and shall not subject the Secured Creditor to, or in any way alter or modify, any obligation or liability of the Grantor with respect to or arising out of any of the Collateral.

2.3 Power of Attorney. The Grantor hereby irrevocably constitutes and appoints the Lender its true and lawful agent and attorney-in-fact, and in such capacity the Lender shall have, without any further action required by or on behalf of the Grantor, the right, with full power of substitution, in the name of the Grantor or otherwise, for the use and benefit of the Lender as the Secured Creditor, after the occurrence of and during the continuance of a Event of Default: (i) to receive, endorse, present, assign, deliver and/or otherwise deal with any and all notes, acceptances, letters of credit, checks, drafts, money orders, or other evidences of payment relating to the Collateral of the Grantor or any part thereof; (ii) to demand, collect, receive payment of, and give receipt for and give credits, allowances, discounts, discharges, releases and acquittances of and for any or all of the Collateral of Grantor; (iii) to sign the name of the Grantor on any invoice or bill of lading relating to any of the Collateral of the Grantor; (iv) to send verifications of any or all of the Accounts Receivable of the Grantor to its Account Debtors; (v) to commence and prosecute any and all suits, actions or proceedings at law or in equity in or before any court or other tribunal (including any arbitration proceedings) to collect or otherwise realize on all or any of the Collateral of the Grantor, or to enforce any rights of the Grantor in respect of any of its Collateral; (vi) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to any or all of the Collateral of the Grantor; (vii) to notify, or require the Grantor to notify or cause to be notified, its Account Debtors to make payment directly to the Lender or to a Controlled Deposit Account; or (viii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any or all of the Collateral of the Grantor, and to do all other acts and things necessary or appropriate to carry out the intent and purposes of this Agreement, as fully and completely as though the Lender were the absolute owner of the Collateral of the Grantor for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Lender to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Lender, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Lender with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Grantor or to any claim or action against the Lender. It is understood and agreed that the appointment of the Lender as the agent and attorney-in-fact of the Grantors for the purposes set forth above is a presently effective appointment, is coupled with an interest sufficient at law and is irrevocable. The provisions of this Section shall in no event relieve the Grantor of any of its obligations under this Agreement with respect to the Collateral or any part thereof or impose any obligation on the Lender to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Lender of any other or further right it may have on the date of this Agreement or hereafter, whether hereunder, by law or otherwise.

3. REPRESENTATIONS AND WARRANTIES

The Grantor represents and warrants to the Lender, which representations and warranties shall survive the execution and delivery of this Agreement until the termination of this Agreement in accordance with Section 10.09, as follows:

3.1 Title and Authority. The Grantor has (i) good, valid and unassailable title to all tangible items owned by it and constituting any portion of the Collateral with respect to which it has purported to grant the Security Interest, and good, valid and unassailable rights in all other Collateral with respect to which it has purported to grant the Security Interest, in the case, subject to Permitted Liens provided, however, that to the extent Grantor owns Scan-Based Inventory, such Scan-Based Inventory is subject to the rights of the applicable Grantor Customers and their respective secured creditors (if any), and (ii) full power and authority to grant to the Lender the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

3.2 Absence of Other Liens.

(a) There is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind of the Grantor in the Collateral, except for any filings or recordings covering any Permitted Liens.

(b) The Grantor is, and as to any Collateral acquired by it from time to time after the date hereof the Grantor will be, the owner of all of its Collateral free and clear of any Lien, other than Permitted Liens, and the Security Interest of the Grantor in its Collateral is and will be superior and prior to any other security interest or other Lien, except, in the case, for Permitted Liens.

3.3 Validity of Security Interest. As of the Initial Funding Date, the Security Interest of the Grantor in all of the Collateral of the Grantor constitutes a legal, valid and enforceable (with respect to any licenses where a Grantor is the licensee, only as against the Grantor) first priority security interest securing the payment and performance of the Secured Obligations, subject only to Permitted Liens.

3.4 Perfection of Security Interest under UCC. All notifications and other actions, including, without limitation, (i) all deliveries of certificates and instruments evidencing any Collateral (duly endorsed or accompanied by appropriate instruments of transfer) to the extent required by this Agreement, (ii) all notices to and acknowledgments of any bailee or other Person, to the extent required under this Agreement, (iii) all acknowledgments and agreements respecting the right of the Lender to obtain control with respect to any Collateral, to the extent required under this Agreement, and (iv) all filings, registrations and recordings, which are (y) required by the terms of this Agreement to have been given, made, obtained, done and accomplished, and (z) necessary to create, preserve, protect and perfect the Security Interest granted by the Grantor to the Lender hereby in respect of its portion of the Collateral (other than motor vehicles), have been given, made, obtained, done and accomplished.

3.5 Places of Business, Jurisdiction Where Organized, Locations of Collateral, etc. The Grantor represents and warrants that on the Effective Date: (a) the principal place of business of Grantor, or its chief executive office, if it has more than one place of business, is located at the address 105 Lincoln Avenue, Buena, New Jersey 08310; (ii) the jurisdiction of formation or organization of Grantor is Delaware (iii) the U.S. Federal Tax I.D. Number and, if applicable, the organizational I.D. Number of the Grantor is 01-0355758 and 0842746, respectively; and (iv) all Inventory (other than Scan-Based Inventory in the possession of a Grantor Customer) and Equipment of Grantor with an aggregate value in excess of $100,000 is located at 105 Lincoln Avenue, Buena, New Jersey 08310.

3.6 Pledged Collateral. A true and complete list of all of the Pledged Collateral owned by the Grantor as of the Effective Date and, thereafter, the most recent Reporting Date is set forth on Schedule 3.6.

3.7 Status of Pledged Collateral. All of the Pledged Equity Interests of the Grantor hereunder have been duly and validly issued and are fully paid and nonassessable (solely with respect to such nonassessability of those Pledged Equity Interests issued by Persons that are not Subsidiaries of the Company, to Grantor's knowledge). No Grantor is in default in the payment of any portion of any mandatory capital contribution, cash call, or other funding, if any, required to be made under any Governing Document relating to any of the Pledged Equity Interests of the Grantor. No Grantor is in violation or default in any material respect of any other provisions of any such Governing Document. No Pledged Collateral of Grantor is subject to any defense, offset or counterclaim to the Grantor's knowledge, nor have any of the foregoing been asserted or alleged against the Grantor by any Person.

4. GENERAL COVENANTS

4.1 No Other Liens; Defense of Title, etc. The Grantor will not make or grant, or suffer or permit to exist, any Lien on any of its Collateral, other than the Permitted Liens. The Grantor, at its sole cost and expense, will take any and all actions reasonably necessary and appropriate to defend title to its Collateral against any and all Persons and to defend the validity, enforceability, perfection, effectiveness and priority of the Security Interest of the Lender therein against any Lien other than Permitted Liens.

4.2 Further Assurances; Filings and Recordings, etc.

(a) The Grantor, at its sole cost and expense, will duly execute, acknowledge and deliver all such agreements, instruments and other documents and take all such actions reasonably requested by the Lender and not inconsistent with this Agreement or the Credit Agreement, including, without limitation, (i) subject to Section 4.4 below, physically delivering Instruments, Documents, Promissory Notes, Chattel Paper and certificates evidencing any Investment Property or any of the Pledged Collateral, to the Lender, (ii) obtaining Control Agreements in accordance with this Agreement, (iii) obtaining from other Persons such lien waivers and bailee letters, (iv) obtaining from other Persons agreements evidencing the exclusive control and dominion of the Lender over any of the Collateral, in instances where obtaining control over such Collateral is the only or best method of perfection, and (v) making filings, recordings and registrations, as the Lender may from time to time reasonably instruct to better assure, preserve, protect and perfect the Security Interest of the Lender in the Collateral of the Grantor, and the rights and remedies of the Lender hereunder, or otherwise to further effectuate the intent and purposes of this Agreement and to carry out the terms hereof.

(b) The Grantor, at its sole cost and expense, will (i) take such actions as the Lender requests to at all times cause this Agreement (and/or proper notices, financing statements or other registrations or filings in respect hereof, and supplemental collateral assignments or collateral security agreements in respect of any portion of the Collateral) to be duly filed, recorded, registered and published, and re-filed, re-recorded, re-registered and re-published in such manner and in such places as may be required under the UCC or other applicable law to establish, perfect, preserve and protect the rights, remedies and Security Interest of the Lender in or with respect to the Collateral of Grantor, and (ii) pay all taxes, fees and charges and comply with all statutes and regulations, applicable to such filing, recording, registration and publishing and such re-filing, re-recording, re-registration and re-publishing.

4.3 Use and Disposition of the Collateral.

(a) Unless and until an Event of Default shall have occurred and be continuing and the Lender shall have notified the Grantor thereof in writing that the rights of any or all of the Grantor under this Section 4.3(a) are suspended during the continuance of such Event of Default, the Grantor may use and dispose of its Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Secured Creditor Document.

(b) Grantor will not consign any of its Inventory (other than Scan-Based Inventory) that, individually, or in the aggregate for all such consigned Inventory, exceeds $100,000, to any Person unless all filings of financing statements under the UCC and other actions and filings, registrations and recordings required under other applicable Laws have been made to perfect the rights and interests of Grantor in the consigned Inventory against creditors of and purchasers from the consignee.

(c) Grantor will not permit any of its Inventory or Equipment having a cost or market value (whichever is higher), individually, or in the aggregate for all such Inventory and Equipment, in excess of $1,000,000 (or such larger amount as shall be acceptable to the Lender, in its discretion) to be in the possession or control of any single warehouseman, bailee, processor, supplier or agent at any time, unless such warehouseman, bailee, processor, supplier or agent shall have been notified of the Security Interest and shall have agreed in writing to hold such Collateral subject to the Security Interest and the instructions of the Lender and to waive and release any Lien held by it with respect to such Collateral, whether arising by operation of law or otherwise.

4.4 Delivery or Marking of Chattel Paper; Assignment of Security From Account Debtors and Consignments; etc. Without limitation of any of the provisions of Section 4.2(a):

(a) If any amount payable to a Grantor under or in connection with any of the Collateral shall be or become evidenced by any Document, Promissory Note or Instrument, or any Chattel Paper if in excess of $1,000,000 individually or in the aggregate, Grantor will cause such Document, Promissory Note or Instrument, or such Chattel Paper, to be delivered to the Lender and pledged as part of the Collateral hereunder, accompanied by any appropriate instruments or endorsements of transfer. In the case of any Chattel Paper, the Lender may require, in lieu of the delivery thereof to the Lender, that the writings evidencing the Chattel Paper be legended to reflect the Security Interest of the Lender therein, all in a manner acceptable to the Lender.

(b) If at any time the Grantor shall take and perfect a security interest in any property of any Account Debtor, as security for the Accounts owed by such Account Debtor and/or any of its Affiliates, or take and perfect a security interest arising out of the consignment to any Person of any Inventory or other Collateral, Grantor shall, if requested by the Lender (which request may be made by the Lender in its sole discretion), promptly execute and deliver to the Lender a separate assignment of all financing statements and other filings made to perfect the same. Such separate assignment need not be filed of public record unless necessary to continue the perfected status of the security interest of Grantor against creditors of any transferees from the Account Debtor or consignee.

4.5 Authorization to File Financing Statements. The Grantor irrevocably authorizes the Lender at any time and from time to time to file in any jurisdiction any initial financing statements and all amendments thereto and continuations thereof that (a) indicate the Collateral (i) as "all assets" or "all personal property" of Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of the UCC, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required pursuant to the UCC for the sufficiency or filing office acceptance of any financing statement, amendment or continuation, including, but not limited to, (i) whether Grantor is an organization, the type of organization and any organization identification number, and (ii) in the case of a financing statement that is filed as a fixture filing or indicating Collateral as As-Extracted Collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates.

4.6 Modification of Terms of Accounts and Contracts, etc. No Grantor will enter into any material modification of the terms or provisions of any of its Accounts Receivable or Contracts, or grant any extension of time for the payment of any of its Accounts Receivable or Contracts, or compromise or settle the same for less than the full amount thereof, or release, wholly or partially, any person liable for the payment thereof or any guaranty, letter of credit, collateral or other obligation supporting or securing the payment thereof, or allow any credit or discount whatsoever thereon, other than modifications, extensions, compromises, settlements, credits and discounts granted or made (i) in the ordinary course of business or (ii) not otherwise prohibited by the terms of the Credit Agreement or any other Loan Document.

4.7 Maintenance of Records, etc. The Grantor will keep and maintain at its own cost and expense satisfactory and complete records of its Accounts Receivable, Contracts and other Collateral, including, but not limited to, the originals of all documentation with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith. All billings and invoices issued by a Grantor with respect to its Accounts Receivable will be in compliance, in all material respects, with, and conform to, the requirements of all applicable federal, state and local laws and any applicable laws of any relevant foreign jurisdiction. If an Event of Default shall have occurred and be continuing and the Lender so directs, the Grantor shall legend, in form and manner satisfactory to the Lender, its Accounts Receivable and Contracts, as well as books, records and documents of the Grantor evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts Receivable and Contracts have been assigned to the Lender and that the Lender has a security interest therein.

4.8 Schedules; Collateral Reports.

(a) Schedules. If any information contained in any Schedule to this Agreement shall become untrue or incorrect in any material respect (other than as to any of the matters set forth in Section 4.9 which shall be subject to the terms thereof), or if the Grantor acquires or disposes of any of the Collateral such that any Schedule to this Agreement is no longer accurate or complete in any material respect, then on the date on which the Company is required to deliver to the Lender a Compliance Certificate under the Credit Agreement (the a "Reporting Date") immediately following the date on which such information becomes so untrue or incorrect or after such acquisition or disposition occurs, Grantor shall deliver to the Lender a new Schedule or Schedules to this Agreement without the need for any amendment to this Agreement pursuant to Section 10.13, provided that the delivery of such new Schedule or Schedules to this Agreement after any applicable Reporting Date shall not serve to cure, or constitute a waiver of, any Event of Default that may have occurred as a result of such information becoming untrue, incorrect, inaccurate or incomplete in any material respect.

(b) Collateral Reports. Whenever requested to do so by the Lender, the Grantor will promptly, at its own sole cost and expense, deliver to the Lender, in written hard copy form or, if available, on magnetic tape or other computer or machine readable form, as specified by the Lender, such listings, agings, descriptions, schedules and other reports with respect to its Accounts Receivable, Inventory, Equipment and other Collateral as the Lender may reasonably instruct, all of the same to be in such scope, categories and detail as the Lender may have reasonably instructed and to be accompanied by copies of invoices and other documentation as and to the extent reasonably instructed by the Lender. Grantor shall not be required to pay for more than one such delivery in any calendar year.

4.9 Legal Status; Location of Inventory and Equipment. The Grantor agrees that (a) it will not change its name, place of business, type of organization, jurisdiction of organization or other legal structure, or, if more than one, chief executive office, or its mailing address or organizational identification number, if it has one, in the case without providing the Lender at least 30 days' prior written notice thereof and, if and as required by the Credit Agreement, the consent of the Lender, (b) if Grantor does not have an organizational identification number and later obtains one, it will promptly notify the Lender of such organizational identification number, and (c) it will not maintain any of its Inventory or Equipment with an aggregate value in excess of $500,000 at a location other than a location set forth on Section 3.5(iv) hereof, unless it shall have provided the Lender prompt written notice thereof.

4.10 Inspections and Verification. The Lender and such Persons as the Lender may designate shall have the right, at the Grantor's own cost and expense, at any time or from time to time, on not less than two Business Day's prior notice to the Company, to inspect the Collateral of the Grantor, all books and records related thereto (and to make extracts and copies thereof) and the premises upon which any of such Collateral is located, to discuss the Grantor's affairs with the officers of the Grantor and its independent accountants, and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, such Collateral, including, in the case of Accounts or other Collateral in the possession of any third Person, by contacting Account Debtors or the third Person possessing such Collateral (after not less than two days' prior notice to the Grantor) for the purpose of making such verification, provided that, unless an Event of Default has occurred and is continuing, Grantors shall not be required to pay for more than one such inspection in any calendar year. Any procedures or actions taken, prior to the occurrence and continuance of an Event of Default, to verify Accounts by contacting Account Debtors, shall be effected by the Company's independent accountants, acting at the direction of the Lender, in such manner (consistent with their normal auditing procedures) so as not to reveal the identity of the Lender or the existence of the Security Interest to the Account Debtors. The Company will instruct its independent accountants to undertake any such verification when and as requested by the Lender, but no more than once in any calendar year, so long as no Event of Default has occurred and is continuing. The results of any such verification by independent accountants shall be reported by such independent accountants to both the Lender and the Company.

4.11 Condition of Collateral. The Grantor will maintain (a) its Equipment in good condition, ordinary wear and tear excepted (excluding obsolete, excess or abandoned Equipment) and (b) all other tangible items of its Collateral, taken as an entirety, in such condition as is consistent with generally accepted business practices, ordinary wear and tear excepted.

4.12 Insurance. The Grantor will at all times keep its business and its Collateral insured in accordance terms and conditions of the Credit Agreement.

4.13 Proceeds of Casualty Insurance, Condemnation or Taking.

(a) All amounts recoverable under any policy of casualty insurance or any award for the condemnation or taking by any governmental authority of any portion of the Collateral are hereby assigned to the Lender.

(b) In the event any portion of the Collateral suffers a casualty loss or is involved in any proceeding for condemnation or taking by any governmental authority, then, if an Event of Default has occurred and is continuing, the Lender is authorized and empowered, at its option, to participate in, control, direct, adjust, settle and/or compromise any such loss or proceeding, to collect and receive the proceeds therefrom and, after deducting from such proceeds any expenses incurred by it in connection with the collection or handling thereof, to apply the net proceeds thereof to the Secured Obligations.

(c) If any proceeds are received by the Lender as a result of a casualty, condemnation or taking involving the Collateral and no Event of Default has occurred and is continuing, then the Lender will promptly release such proceeds to the Grantor, unless the Credit Agreement provides otherwise.

4.14 Protective Advances by the Lender. At its option, but without being obligated to do so, the Lender may, upon prior notice to the Grantor, after the occurrence and during the continuance of an Event of Default, (a) pay and discharge past due taxes, assessments and governmental charges, at any time levied on or with respect to any of the Collateral of the Grantor which the Grantor has failed to pay and discharge in accordance with the requirements of this Agreement or any of the other Secured Creditor Documents, (b) pay and discharge any claims of other creditors of the Grantor which are secured by any Lien on any Collateral, other than a Permitted Lien, (c) pay for the maintenance, repair, restoration and preservation of the Collateral to the extent the Grantor fails to comply with its obligations in regard thereto under this Agreement and the other Secured Creditor Documents or the Lender reasonably believes payment of the same is necessary or appropriate to avoid a material loss or material diminution in value of the Collateral, and/or (d) obtain and pay the premiums on insurance for the Collateral which Grantor fails to maintain in accordance with the requirements of this Agreement and the other Secured Creditor Documents, and the Grantor agrees to reimburse the Lender on demand for all payments and expenses incurred by the Lender with respect to the Grantor or any of its Collateral pursuant to the foregoing authorization, provided, however, that nothing in this Section shall be construed as excusing Grantor from the performance of, or imposing any obligation on the Lender to cure or perform, any covenants or other agreements of Grantor with respect to any of the foregoing matters as set forth herein or in any of the other Loan Documents.

4.15 Commercial Tort Claims. If Grantor shall at any time hold or acquire a Commercial Tort Claim, the recovery from which could reasonably be expected to exceed $500,000, Grantor shall promptly notify the Lender thereof in a writing signed by Grantor, which sets forth the details thereof and grants to the Lender a Lien thereon and on the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Lender.

5.	SPECIAL PROVISIONS CONCERNING ACCOUNTS AND COLLECTION OF ACCOUNTS, ETC.

5.1 Deposit Accounts.

(a) The Grantors shall cause all deposit accounts to be subject at all times to a fully effective Deposit Account Control Agreement except (i) any payroll account used exclusively for funding the payroll obligations of Grantor in the ordinary course of business or payroll tax accounts or (ii) any other deposit account, so long as at any date of determination the aggregate average monthly balance for the 12 months ending on such date in any such deposit account is not in excess of $500,000 (any deposit account that is not required to be subject to a Deposit Account Control Agreement pursuant to this Section shall be referred to as an "Excluded Deposit Account").

(b) Immediately upon the creation or acquisition of any new deposit account (other than any deposit account that would qualify as an Excluded Deposit Account) or any interest therein by Grantor, shall cause to be in full force and effect, prior to the deposit of any funds therein, a Deposit Account Control Agreement duly executed by Grantor, the Lender and the applicable Depositary Bank.

5.2 Operation of Collateral Accounts. Except as expressly permitted pursuant to this Agreement or the Credit Agreement, the Grantors shall cause all cash and Cash Equivalents and all securities entitlements to be maintained in Collateral Accounts. Prior to the occurrence and continuance of an Event of Default, the Grantors may withdraw, or direct the disposition of, funds and other investments or financial assets held in the Collateral Accounts. Upon the occurrence and during the continuance of an Event of Default (but not any other time), upon written notice to Grantor, the Lender shall be permitted to (i) retain, or instruct the relevant Securities Intermediary or Depositary Bank to retain, all cash and investments held in any Collateral Account, (ii) issue a "notice of exclusive control" or other similar instructions with respect to any Collateral Account and instruct the Depositary Bank to follow the instructions of the Lender, and (iii) withdraw any amounts held in any Collateral Account and apply such amounts in accordance with the terms of this Agreement.

5.3 Collection of Accounts.

(a) The Grantor shall, in a manner consistent with the provisions of this Section 5, endeavor to cause to be collected from the Account Debtor named in the of its Accounts, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures), any and all amounts owing under or on account of such Accounts and shall cause such collections to deposited or held in a Collateral Account.

(b) The Grantor shall, and the Lender hereby authorizes the Grantor to, enforce and collect all amounts owing to it on its Inventory and Accounts, for the benefit and on behalf of the Lender; provided, however, that upon the occurrence and during the continuance of any Event of Default, such privilege may be terminated, at the sole option of the Lender, by notice to the Grantor.

5.4 Collateral Concentration Account.

(a) After the occurrence and during the continuance of an Event of Default, the Lender shall have the right, upon written notice to the Company, to establish the Collateral Concentration Account pursuant to which, among other things, the Lender shall have sole dominion and control over all funds held to the credit of, and all disbursements from, the Collateral Concentration Account.

(b) Upon the establishment of the Collateral Concentration Account, (i) all of the funds on deposit in or credited to any Controlled Deposit Account shall, upon the instruction of the Lender to the appropriate Depositary Banks after the issuance of a "notice of exclusive control," be transferred to the Collateral Concentration Account on a daily or other basis specified by the Lender, (ii) Grantor will have no right of withdrawal from the Collateral Concentration Account or any of the Collateral Accounts, and (iii) all amounts held in the Collateral Concentration Account or any of the Collateral Accounts may be applied, in the Lender's discretion, towards payment of the Secured Obligations in accordance with the terms of this Agreement.

(c) Upon the establishment of the Collateral Concentration Account and at all times thereafter, the Grantor agrees (i) to cause all payments by its Account Debtors to be immediately deposited in a Controlled Deposit Account, if such Account Debtors have not already been instructed to do so, and (ii) to deposit promptly all payments received by it from any other sale of any of its Collateral, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in a Controlled Deposit Account in precisely the form received (but with any endorsements of Grantor necessary for deposit or collection). Until any such payments are so deposited, such payments shall be held in trust by Grantor for and as the property of the Lender.

6. SPECIAL PROVISIONS CONCERNING PLEDGED COLLATERAL

6.1 Delivery of Certificates and Instruments for Pledged Collateral.

(a) On or prior to the Effective Date, the Grantor shall deliver to the Lender all certificates or instruments, if any, representing any of the Pledged Collateral at the time owned by Grantor and subject to the Security Interest hereof, duly endorsed in blank in the case of any instrument, and accompanied by undated stock powers duly executed in blank by Grantor or such other instruments of transfer as are acceptable to the Lender.

(b) If Grantor shall acquire (by purchase, conversion, exchange, stock dividend or otherwise) any additional Pledged Collateral, at any time or from time to time after the date hereof which is or are intended to be subjected to the Security Interest hereof and which is or are represented by certificates or instruments, Grantor shall (i) promptly pledge and deposit with the Lender all such certificates or instruments, duly endorsed in blank, and accompanied by undated stock powers duly executed in blank by Grantor or such other instruments of transfer as are acceptable to the Lender, in the case of Equity Interests, and (ii) promptly thereafter deliver to the Lender a certificate executed by an authorized officer of Grantor describing such additional Pledged Collateral and certifying that the same have been duly pledged with the Lender hereunder.

(c) Perfection under Foreign Law. Without limitation of any other provision of this Agreement, if any of the Equity Interests owned by Grantor (whether or not now owned or hereafter acquired) that are intended to be subjected to the Security Interest hereof are issued by an Issuer that is a Foreign Subsidiary or Person organized under the laws other than under the laws of the United States, any State thereof or the District of Columbia, at the written request of the Lender, Grantor shall promptly execute and deliver to the Lender a separate pledge document covering such Equity Interests, conforming to the requirements of the law of the jurisdiction in which such Foreign Subsidiary or other Person is organized and satisfactory in form and substance to the Lender, together with an opinion of local counsel as to the perfection of the security interest provided for therein. The Grantor further agrees to take such actions as the Lender deems reasonably necessary or desirable to effect the foregoing and to permit the Lender to exercise any of its rights and remedies hereunder in respect thereof or under such separate pledge agreement.

6.2 No Assumption of Liability, etc.

(a) The Security Interest granted by the Grantors herein is granted as security only and shall not subject the Lender or any other Secured Creditor to, or in any way alter or modify, any obligation or liability of Grantor with respect to or arising out of, any of the Pledged Collateral.

(b) Nothing herein shall be construed to make the Lender liable as a general partner or limited partner of any Pledged Entity or a shareholder of any corporation, and the Lender by virtue of this Agreement or any actions taken as contemplated hereby (except as referred to in the following sentence) shall not have any of the duties, obligations or liabilities of a general partner or limited partner of any Pledged Entity or a stockholder of any corporation. The parties hereto expressly agree that, unless the Lender shall become the absolute owner of an Equity Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Lender and/or Grantor or any other Person.

(c) Except as provided in the last sentence of Section 6.2(b), the Lender, by accepting this Agreement, did not intend to become a general partner, limited partner or member of any Pledged Entity or a shareholder of any corporation or otherwise be deemed to be a co-venturer with respect to Grantor or any Pledged Entity or a shareholder of any corporation either before or after an Event of Default shall have occurred. The Lender shall have only those powers set forth herein and shall assume none of the duties, obligations or liabilities of a general partner, or limited partner or member of any Pledged Entity or of Grantor.

6.3 Registration of Collateral in the Name of the Lender, etc. The Lender shall have the right, at any time after the occurrence and continuation of an Event of Default, in its discretion and without notice to Grantor, to transfer to or to register in the name of the Lender or any of its nominees any or all of the Pledged Collateral, subject only to the revocable voting and similar rights specified in this Article VI. In addition, the Lender shall have the right at any time to exchange certificates or instruments representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations.

6.4 Appointment of Sub-agents; Endorsements, etc. The Lender shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the instruments and certificates evidencing any of the Pledged Collateral, which may be held (in the sole discretion of the Lender) in the name of the relevant Grantor, endorsed or assigned in blank or in favor of the Lender or any nominee or nominees of the Lender or a sub-agent appointed by the Lender.

6.5 Voting Rights. Unless and until an Event of Default shall have occurred and be continuing, the Grantor shall be entitled to exercise all voting rights attaching to any and all Pledged Collateral owned by it, and to give consents, waivers or ratifications in respect thereof, provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate, result in the breach of any covenant contained in or be inconsistent with, any of the terms of this Agreement, any other Secured Creditor Document, or which would have the effect of materially impairing the position or interests of the Lender. All such rights of Grantor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default shall occur and be continuing.

6.6 Entitlement of Grantors to Cash Dividends and Distributions. Grantor shall be entitled to receive all cash dividends or distributions payable in respect of its Pledged Collateral, except as otherwise provided in this Article VI.

6.7 Entitlement of Lender to Dividends and Distributions. The Lender shall be entitled to receive, and to retain as part of the Pledged Collateral:

(a) all cash dividends and distributions payable in respect of the Pledged Collateral at any time when an Event of Default shall have occurred and be continuing; and

(b) regardless of whether or not an Event of Default shall have occurred and be continuing at the time of payment or distribution thereof:

(i) all other or additional stock, other securities, partnership interests, membership interests or property (other than cash to which a Grantor is entitled under Section 6.6) paid or distributed by way of dividend (including, without limitation, any payment in kind dividend) or otherwise in respect of the Pledged Collateral;

(ii) all other or additional stock, other securities, partnership interests, membership interests or property (including cash) paid or distributed in respect of the Pledged Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(iii) all other or additional stock, other securities, partnership interests or membership interests that may be paid in respect of the Pledged Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate, partnership or limited liability company reorganization.

6.8 Application of Dividends and Distributions. If an Event of Default shall have occurred and be continuing, all dividends and distributions received by the Lender and then held by it pursuant to this Article VI as part of the Pledged Collateral will be applied as provided in Section 8.4.

6.9 Turnover by Grantors. All dividends, distributions or other payments that are received by Grantor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Lender, shall be segregated from other property or funds of Grantor and shall be forthwith paid over to the Lender as Collateral in the same form as so received (with any necessary endorsement).

6.10 Registration under 1933 Act, etc. If an Event of Default shall have occurred and be continuing and Grantor shall have received from the Lender a written request or requests that Grantor cause any registration, qualification or compliance under any Federal or state securities law or laws to be effected with respect to all or any part of the Pledged Equity Interests of its Subsidiaries, Grantor as soon as practicable and at its sole expense will use its best efforts to cause such registration to be effected (and be kept effective) and will use its best efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such stock, including, without limitation, registration under the Securities Act of 1933, as then in effect (the "Securities Act") (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other governmental requirements, provided that the Lender shall furnish to Grantor such information regarding the Lender as Grantor may request in writing and as shall be required in connection with any such registration, qualification or compliance. The Grantor will advise the Lender in writing as to the progress of the such registration, qualification or compliance and as to the completion thereof, will furnish to the Lender such number of prospectuses, offering circulars and other documents incident thereto as the Lender from time to time may reasonably request, and will indemnify the Lender and all others participating in the distribution of such Pledged Equity Interests against all claims, losses, damages or liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to Grantor by the Lender expressly for use therein.

6.11 Sale of Pledged Equity Interests in Connection with Enforcement. If at any time when the Lender shall determine to exercise its right to sell all or any part of the Pledged Equity Interests pursuant to Section 8.1, and such Pledged Equity Interests or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, the Lender may, in its sole and absolute discretion and to the fullest extent permitted by applicable law now or hereafter in effect, sell such Pledged Equity Interests or part thereof by private sale in such manner and under such circumstances as the Lender may deem necessary or advisable in order that such sale may legally be effected without such registration, provided that at least 10 days' prior notice of the time and place of any such sale shall be given to Grantor. Without limiting the generality of the foregoing, in any such event the Lender, in its sole and absolute discretion, (a) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Equity Interests or part thereof shall have been filed under such Securities Act, (b) may approach and negotiate with a single possible purchaser to effect such sale and (c) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Equity Interests or part thereof. In the event of any such sale, the Lender shall incur no responsibility or liability to Grantor for selling all or any part of the Pledged Equity Interests at a price which the Lender may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.

7. [Intentionally omitted.]

8. REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

8.1 Remedies Generally; Obtaining of the Collateral. The Grantor agrees that, if an Event of Default shall have occurred and be continuing, then and in every such case, subject to applicable law then in effect, the Lender, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the UCC in all relevant jurisdictions and may exercise any or all of the following rights (all of which the Grantor hereby agrees is commercially reasonable to the fullest extent permitted under applicable law now or hereafter in effect):

(a) personally, or by agents' attorneys or other authorized representatives, immediately take possession of the Collateral or any part thereof, from Grantor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon Grantor's or such other Person's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of Grantor;

(b) instruct the obligor or obligors on any Account, agreement, instrument or other obligation (including, without limitation, Account Debtors) constituting the Collateral to make any payment required by the terms of such Account, agreement, instrument or other obligation directly to the Lender and/or directly to a lockbox under the sole dominion and control of the Lender or to the Collateral Concentration Account;

(c) sell, assign or otherwise liquidate, or direct Grantor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation;

(d) issue a "notice of exclusive control" with respect to any or all of the Controlled Deposit Accounts and issue instructions with respect thereto;

(e) withdraw any or all monies, securities and/or instruments in the Collateral Concentration Account or any Collateral Account for application to the Secured Obligations in accordance with Section 8.4;

(f) pay and discharge taxes, Liens or claims on or against any of the Collateral;

(g) pay, perform or satisfy, or cause to be paid, performed or satisfied, for the benefit of Grantor, any of the obligations, terms, covenants, provisions or conditions to be paid, observed, performed or satisfied by Grantor under any contract, agreement or instrument relating to its Collateral, all in accordance with the terms, covenants, provisions and conditions thereof, as and to the extent that Grantor fails or refuses to perform or satisfy the same;

(h) enter into any extension of, or any other agreement in any way relating to, any of the Collateral;

(i) make any compromise or settlement the Lender deems desirable or necessary with respect to any of the Collateral; and/or

(j) take possession of the Collateral or any part thereof, by directing Grantor or any other Person in possession thereof in writing to deliver the same to the Lender at any place or places reasonably designated by the Lender, in which event Grantor shall at its own expense:

(i) forthwith cause the same to be moved to the place or places so designated by the Lender and there delivered to the Lender,

(ii) store and keep any Collateral so delivered to the Lender at such place or places pending further action by the Lender as provided in Section 8.2, and

(iii) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in substantially the same condition prior to such action; it being understood that Grantor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Lender shall be entitled to a decree requiring specific performance by Grantor of said obligation.

8.2 Disposition of the Collateral. Upon the occurrence and continuance of an Event of Default, any Collateral repossessed by the Lender under or pursuant to Section 8.1 and any other Collateral whether or not so repossessed by the Lender, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale of the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Lender may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Lender or after any overhaul or repair which the Lender shall determine to be commercially reasonable. Except in the case of any Collateral that is perishable or threatens to decline speedily in value or is a of a type customarily sold on a recognized market, (a) in the case of any such disposition which shall be a private sale or other private proceedings permitted by such requirements, such sale shall be made upon not less than 10 days' prior written notice to Grantor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the Grantor or any nominee of the Grantor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified, and (b) in the case of any such disposition which shall be a public sale permitted by such requirements, such sale shall be made upon not less than 10 days' prior written notice to the Grantor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Lender's sole option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation in the city where such Collateral is located. To the extent permitted by any such requirement of law, the Lender may bid for and become the purchaser (by bidding in Secured Obligations or otherwise) of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the Grantor (except to the extent of surplus money received as provided in Section 8.4). Unless so obligated under mandatory requirements of applicable law, the Lender shall not be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Grantor as hereinabove specified. The Lender need give the Grantor only such notice of disposition as the Lender shall deem to be reasonably practicable in view of such mandatory requirements of applicable law.

8.3 Waiver of Claims. Except as otherwise provided in this Agreement, THE GRANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE LENDER'S TAKING POSSESSION OR THE LENDER'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE GRANTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and the Grantor hereby further waives, to the extent permitted by law: (i) all damages occasioned by such taking of possession except any damages which are the direct result of the Lender's gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction; (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Lender's rights hereunder; and (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and the Grantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws to the fullest extent permitted by applicable law now or hereafter in effect. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against the Grantor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Grantor.

8.4 Application of Proceeds. All Collateral and proceeds of Collateral obtained and realized by the Lender in connection with the enforcement of this Agreement pursuant to this Article 8 shall be applied as set forth in the Credit Agreement.

8.5 Remedies Cumulative, etc. Every right, power and remedy hereby specifically given to the Lender shall be in addition to every other right, power and remedy specifically given under this Agreement or the other Secured Creditor Documents or now or hereafter existing at law or in equity, or by statute and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Lender. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Lender in the exercise of any such right, power or remedy, or partial or single exercise thereof, and no renewal or extension of any of the Secured Obligations, shall impair or constitute a waiver of any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on Grantor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Lender to any other or further action in any circumstances without notice or demand. In the event that the Lender shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Lender may recover reasonable expenses, including attorneys' fees, and the amounts thereof shall be included in such judgment.

8.6 Discontinuance of Proceedings. In case the Lender shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Lender, then and in every such case the Grantor and the Lender shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Lender shall continue as if no such proceeding had been instituted.

8.7 Purchasers of Collateral. Upon any sale of any of the Collateral by the Lender hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Lender or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Lender or such officer or be answerable in any way for the misapplication or nonapplication thereof.

9. [RESERVED]

10. MISCELLANEOUS

10.1 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows: (a) if to the Grantor, as set forth, and at its address specified, in or pursuant to the Credit Agreement; and (b) if to the Lender at its address specified pursuant to the Credit Agreement; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing. All such notices and communications shall be mailed, telecopied, sent by overnight courier or delivered, and shall be effective when received.

10.2 Entire Agreement. This Agreement and the other Secured Creditor Documents represent the final agreement among the parties with respect to the subject matter hereof and thereof, supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof, and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements among the parties. There are no unwritten oral agreements among the parties.

10.3 Obligations Absolute. The obligations of the Grantor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, other than indefeasible payment in full of, and complete performance of, all of the Secured Obligations, including, without limitation:

(a) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from other Secured Creditor Documents, or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

(b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Agreement except as expressly provided in such renewal, extension, amendment, modification, addition, supplement, assignment or transfer;

(c) any furnishing of any additional security to the Lender or its assignee or any acceptance thereof or any release of any security by the Lender or its assignee;

(d) any limitation on any other Person's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof;

(e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Grantor or any Subsidiary of Grantor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not Grantor shall have notice or knowledge of any of the foregoing; or

(f) to the fullest extent permitted by applicable law now or hereafter in effect, any other event or circumstance which, but for this provision, might release or discharge a guarantor or other surety from its obligations as such.

10.4 Successors and Assigns. This Agreement shall be binding upon the Grantor and its successors and assigns and shall inure to the benefit of the Lender and their respective successors and assigns, provided that Grantor may not transfer or assign any or all of its rights or obligations hereunder without the written consent of the Lender. All agreements, statements, representations and warranties made by the Grantor herein or in any certificate or other instrument delivered by Grantor or on its behalf under this Agreement shall be considered to have been relied upon by the Lender and shall survive the execution and delivery of this Agreement and the other Secured Creditor Documents regardless of any investigation made by the Lender on its behalf.

10.5 Headings Descriptive. The headings of the several Sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

10.6 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

10.8 Enforcement Expenses, etc. The Grantors hereby jointly and severally agree to pay, to the extent not paid pursuant to the Credit Agreement, all reasonable out-of-pocket costs and expenses of the Lender in connection with the enforcement of this Agreement, the preservation of the Collateral, the perfection of the Security Interest, and any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel employed by the Lender).

10.9 Termination. This Agreement shall terminate the date upon which (i) the Commitments, the Credit Agreement and all other Loan Documents have been terminated, (ii) no Promissory Note is outstanding, and (iii) all Advances and other Secured Obligations (other than unasserted indemnity obligations), owing to the Lender have been indefeasibly paid in full. Upon such termination, the Lender, at the request and expense of the Grantor, will execute and deliver to the Grantor a proper instrument or instruments (including UCC termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Grantor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Lender and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

10.10 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, including via facsimile transmission or other electronic transmission capable of authentication, the of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Lender.

10.11 Additional Grantors. Additional Grantors may become a party to this Agreement by execution of a Security Agreement Joinder.

10.12 Effectiveness. This Agreement shall be effective as to Grantor upon its execution and delivery to the Lender of a counterpart of this Agreement manually executed on behalf of Grantor, regardless of the date of this Agreement or the date this Agreement is executed and delivered by any other party hereto.

10.13 Amendments and Waivers. Neither this Agreement nor any provision hereof may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by (a) the Lender and (b) the Grantor or Grantors with respect to which such change, waiver, modification or variance is to apply, subject to any consent required in accordance with the Credit Agreement.

10.14 WAIVER OF JURY TRIAL. THE GRANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN THE CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND THE GRANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.14 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

GRANTOR

IGI LABORATORIES, INC., a Delaware Corporation

By:	/s/ Charles Moore
Name: Charles Moore
Title: President and Chief Executive Officer

LENDER

AMZAK CAPITAL MANAGEMENT, LLC, a Nevada limited liability company

By:	/s/ Michael David Kazma
Name: Michael David Kazma
Title: President

Lending Office:

1 North Federal Highway Ste. 400
Boca Raton, Florida 33432

Schedule 3.6

IGEN, Inc., a Delaware corporation